UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 30, 2020

FORCE PROTECTION VIDEO EQUIPMENT CORP.
(Exact name of registrant as specified in its charter)

Florida	000-55519	45-144-3512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1249 Kildaire Farm Road

Carey, NC 27511

(Address of principal executive offices)

(919) 780-7897

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On September 30, 2020, Force Protection Video Equipment Corp. (“the Company”) entered into a Share Exchange Agreement (the “Agreement”) with SRAX, Inc. (“SRAX”) to acquire SRAX, Inc.’s wholly owned subsidiary, BIG Token, Inc. (“BIGtoken”). At closing, the Company will receive 100% of the outstanding equity shares of BIGtoken in exchange for the Company’s issuance of such number of shares of its common stock (“Common Stock”) to SRAX which shall equal 88.9% of issued and outstanding shares of Common Stock post-closing. The definitive date for the closing has not been sent in and is subject to several conditions precedent. The consideration for the issuance of the shares is 100% of SRAX’s shares of its subsidiary, BIGtoken, Inc. There are no underwriting discounts or commissions to be paid. The transaction is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 as it does not involve a public offering and is made to one sophisticated investor.

The foregoing descriptionof the Share Exchange Agreement is a summary and is qualified in its entirety by reference to such Share Exchange Agreement which was as Exhibit 10.1 to the Company’s 8-K which was filed with the SEC on October 5, 2020 and which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection Video Equipment Corp. (Registrant)

Dated: October 6, 2020	By:	/s/Paul Feldman
President

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